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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 3, 1997, in Amendment No. 2 to the Registration Statement on Form S-1 and the related Prospectus of go2net, Inc. for the registration of 1,890,000 shares of its common stock and 50,000 Representative's Warrants to purchase 50,000 shares of its common stock.


Seattle, Washington                                        /s/ Ernst & Young LLP
April 9, 1997